UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 29, 2020  (June 26, 2020)

LevelBlox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173028	26-3748249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd. Suite 200

           Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(941) 907-8822

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
not applicable	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

In the interest of full disclosure, the Company hereby discloses the following non-public information:

On June 26, 2020, the Company approved the signing of a non-binding Letter of Intent (“LOI”) for the acquisition of Cannyx Corporation, Limited (“Cannyx”) a United Kingdom Corporation.  The LOI contains a binding confidentiality provision.  If after a period of due diligence all terms and conditions are agreed and conditions to Closing are met, definitive agreements would be executed, and Cannyx would become a wholly owned subsidiary of the Company.  If Closing occurs as anticipated, these transactions could be dilutive to existing shareholders.  No assurance can be had that the above transactions will be satisfactorily concluded.  If these transactions are in fact concluded, the acquisitions will be reported in a report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LevelBlox, Inc.

Date: June 29, 2020	By:	/s/Gary Macleod
Gary Macleod
Chief Executive Officer